UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010

Lapolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
MARCH 5, 2010
INDEX

		Page
SECTION 4	MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS	3

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review	3

SIGNATURES		5

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 19, 2008, Mr. Kurtz, our principal stockholder and Chairman of the Board, and Mr. Nadel entered into a private agreement whereby our Chairman of the Board agreed to transfer a total of approximately 1,084,000 shares of his restricted common stock to Mr. Nadel, in two installments, in order to secure his continued attention and hands on participation required with his role as a Board member for a two year period. The first installment of 500,000 shares was transferred to Mr. Nadel on February 19, 2008. The second installment of 584,000 shares was transferred to Mr. Nadel on February 18, 2009. The installments vest one year after the date of each installment. The closing price of the Company’s common stock as traded on the NASDAQ OTCBB on the date of the private agreement was $.70 per share. The grant-date fair value related to this transaction is $758,800.

The Company disclosed the private transactions in the Form 4s for Mr. Nadel and Mr. Kurtz filed with the SEC in 2008 and 2009.  The first transaction was disclosed in the Company’s Form 10-K for the year ended December 31, 2008. However, at the time of learning of the private agreement, the Company was unaware of the SEC’s financial requirements for establishing a fair value for the transaction and recording such fair value on its books and records.  Based on the fact that Mr. Kurtz is the majority stockholder of the Company and these transactions were made by him to enhance or maintain the value of his investment, and the Company implicitly benefited from the plan by retention of, and possibly improved performance, by the nonemployee director, Mr. Nadel, the Company is required to treat the private agreement as if the Company had entered into an actual agreement with Mr. Nadel under the same terms and conditions. As a result, the Board of Directors of the Company concluded on March 5, 2010, that the fair value above for this non-cash share based compensation transaction was material to certain of the Company’s previously issued financial statements for each of the quarterly periods in 2008 and 2009, as well as the year ended December 31, 2008, and those financial statements should no longer be relied upon.

The Company has included a selected data table below to show the restated impacts of the error described above for the previously issued and affected income statements and balance sheets to aid in understanding the adjustments to the financial statements:

	1st Qtr 2008	2nd Qtr 2008	3rd Qtr 2008	4th Qtr 2008	2008 Year
	Restated	Restated	Restated	Restated	Restated
Net (Loss) Available to Common Stock (Unadjusted)	$(1,323,297)	$(135,151)	$(180,709)	$(2,712,760)	$(4,351,917)
Adjustment for 2008 Compensation Cost	(63,620)	(137,843)	(139,357)	(139,180)	(480,000)
Net (Loss) Available to Common Stock (Adjusted)	$(1,386,917)	$(272,994)	$(320,066)	$(2,851,940)	$(4,831,917)
Error Percentage	4.81%	101.99%	77.12%	5.13%	11.03%
Net (Loss) Per Share-Basic and Diluted (Unadjusted)	$(0.02)	$(0.00)	$(0.00)	$(0.04)	$(0.07)
Net (Loss) Per Share-Basic and Diluted (Adjusted)	$(0.02)	$(0.00)	$(0.01)	$(0.04)	$(0.08)
Error Percentage	4.81%	101.99%	77.12%	5.13%	11.03%
Weighted Average Shares Outstanding	59,125,700	59,227,776	62,944,803	63,944,799	59,834,396

	1st Qtr 2009	2nd Qtr 2009	3rd Qtr 2009
	Restated	Restated	Restated
Net (Loss) Available to Common Stock (Unadjusted)	$(1,283,132)	$(1,487,477)	$204,613
Adjustment for 2009 Compensation Cost	(97,120)	(50,821)	(51,379)
Net (Loss) Available to Common Stock (Adjusted)	$(1,380,252)	$(1,538,298)	$153,234
Error Percentage	7.57%	3.42%	25.11%
Net (Loss) Per Share-Basic and Diluted (Unadjusted)	$(0.02)	$(0.02)	$0.00
Net (Loss) Per Share-Basic and Diluted (Adjusted)	$(0.02)	$(0.02)	$0.00
Error Percentage	7.57%	3.42%	25.11%
Weighted Average Shares Outstanding	63,944,799	63,944,799	63,944,799

Balance Sheet
	1st Qtr 2008	2nd Qtr 2008	3rd Qtr 2008	4th Qtr 2008/2008 Year
	Restated	Restated	Restated	Restated
Total Assets (Unadjusted)	$13,163,212	$16,456,190	$25,108,392	$22,929,726
Adjustment for 2008 Compensation Cost	-	-	-	-
Total Assets (Adjusted) (No Change)	$3,163,212	$16,456,190	$25,108,392	$22,929,726
Error Percentage	0.00%	0.00%	0.00%	0.00%
Total Liabilities (Unadjusted)	$12,509,759	$12,323,399	$19,841,621	$20,170,510
Adjustments Increasing Loans Payable - Related Party	(63,620)	(201,462)	(340,820)	(480,000)
Total Liabilities (Adjusted)	$12,446,139	$12,121,937	$19,500,801	$19,690,510
Error Percentage	0.51%	1.63%	1.72%	2.38%
Total Equity (Unadjusted)	$653,453	$4,132,790	$5,266,771	$2,759,216
Adjustment for 2008 Compensation Cost	(63,620)	(201,462)	(340,820)	(480,000)
Total Equity (Adjusted) (No Change)	$589,833	$3,931,328	$4,925,951	$2,279,216
Error Percentage	9.74%	4.87%	6.47%	17.40%

	1st Qtr 2009	2nd Qtr 2009	3rd Qtr 2009
	Restated	Restated	Restated
Total Assets (Unadjusted)	$21,293,482	$22,343,588	$23,286,767
Adjustment for 2009 Compensation Cost	-	-	-
Total Assets (Adjusted) (No Change)	$21,293,482	$22,343,588	$23,286,767
Error Percentage	0.00%	0.00%	0.00%
Total Liabilities (Unadjusted)	$20,668,690	$23,128,221	$23,743,836
Adjustments Increasing Loans Payable - Related Party	577,120	627,941	679,320
Adjustment Decreasing Loans Payable - Related Party	-	-	-
Total Liabilities (Adjusted)	$21,245,810	$23,756,162	$24,423,156
Error Percentage	2.79%	2.72%	2.86%
Total Equity (Unadjusted)	$624,792	$(784,633)	$(457,069)
Adjustment for 2009 Compensation Cost	(577,120)	(627,941)	(679,320)
Adjustment for Conversion of LP-RP to Equity	-	-	-
Total Equity (Adjusted) (No Change)	$47,672	$(1,412,574)	$1,136,389
Error Percentage	92.37%	80.03%	148.63%

The selected data in the above tables also include certain corrected immaterial scrivener errors contained in the original reports filed with the SEC.

The undersigned authorized officer has discussed the above matter with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2010	LAPOLLA INDUSTRIES, INC.
/s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President